                                                      PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                                      Three Months Ended March 31, 1995


                                                          Pro Forma Adjustments           Pro Forma
                                                                                           Adjusted
Income:                                  Historical   Note   Debit    Note   Credit        Balance
  Net sales                              $6,359,000   (a)  $6,359,000
  Cost of sales                           5,022,000                   (a)  $5,022,000
                                          ---------         ---------       ---------
     Gross Profit                         1,337,000         6,359,000       5,022,000
  Equity in earnings of First Indiana Co    964,000                                         $964,000
  Other                                      55,000                   (c)                     55,000
                                          ---------         ---------       ---------      ---------
     Total Income                         2,356,000         6,359,000       5,022,000      1,019,000

Expenses:
  Selling expenses                          126,000                   (a)     126,000
  General and administrative expenses       482,000                   (a)     307,000        175,000
  Interest expenses                         118,000                   (b)     118,000
                                          ---------         ---------       ---------      ---------
     Total expenses                         726,000                           551,000        175,000

Income before income taxes                1,630,000         6,359,000       5,573,000        844,000
  Income tax expense                        645,000                   (d)     312,000        333,000
                                          ---------         ---------       ---------      ---------
Net income                                 $985,000        $6,359,000      $5,885,000       $511,000

Income per average share outstanding        $.59                                             $.31

Average shares outstanding                1,669,466                                        1,669,466




















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
                                                      PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                                      March 31, 1995

                                                                  Pro Forma Adjustments   Pro Forma

                                                                                           Adjusted
ASSETS                                   Historical   Note   Debit    Note   Credit        Balance
Current Assets:
                                                      (a)  $5,175,000 (b)     511,000
 Cash and cash equivalents               $3,649,000   (c)   4,838,000 (d)     708,000     $6,943,000
                                                                      (e)   5,500,000
 Accounts and notes receivable and
  contracts in progress, unbilled         6,626,000                   (c)   6,366,000        260,000
 All other current assets                   382,000                   (c)     342,000         40,000
                                          ---------         ---------       ---------      ---------
     Total current assets                10,657,000        10,013,000      13,427,000      7,243,000
Investment in First Indiana Corporation  25,018,000                                       25,018,000
Property, plant and equipment (net)       4,021,000                   (a)   3,960,000         61,000
Other assets                              1,025,000   (a)     300,000                      1,325,000

 Total Assets                           $40,721,000       $10,313,000     $17,387,000    $33,647,000
                                         ==========        ==========      ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:

                                                      (a)    $175,000
  Trade accounts payable and accrued exp $1,795,000   (c)   1,420,000                       $200,000
  Income taxes                              981,000                                          981,000
  All other current liabilities             625,000   (c)     450,000                        175,000
                                          ---------         ---------       ---------      ---------
     Total current liabilities            3,401,000         2,045,000                      1,356,000

Long-term debt due banks                  5,500,000   (e)   5,500,000
Deferred income taxes                     4,488,000   (d)     243,000                      4,245,000
Shareholders' equity                     27,332,000                   (f)     714,000     28,046,000

 Total Liabilities & Shareholders' Equit$40,721,000        $7,788,000        $714,000    $33,647,000
                                         ==========        ==========      ==========     ==========

Book Value per Share                         $16.57                                           $17.00

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